UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2026

APTOSE BIOSCIENCES INC.

(Exact name of registrant as specified in its charter)

Canada	001-32001	98-1136802
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

66 Wellington Street West, Suite 5300

TD Bank Tower, Box 48

Toronto, Ontario M5K 1E6

Canada

(Address of Principal Executive Offices) (Zip Code)

(647) 479-9828

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On March 31, 2026, Aptose Biosciences Inc., or the “Corporation,” held its Special Meeting of the shareholders of the Corporation (the “Meeting”). At the Meeting, shareholders voted in favor of all items of business, as indicated below:

Proposal No. 1 – Continuance Resolution

The Corporation’s shareholders voted to approve the continuation of the Corporation from the Canada Business Corporations Act (“CBCA”) to the Business Corporations Act (Alberta).

Votes For	% Votes For	Vote Against	% Votes Against	Abstain	Broker Non-Votes
1,075,838	92.42%	76,950	6.61%	11,242	0

Proposal No. 2 – Arrangement Resolution

The Corporation’s shareholders voted to approve the plan of arrangement (announced on November 19, 2025 and February 24, 2026) pursuant to which HS North America Ltd. (the “Purchaser”), a wholly owned subsidiary of Hanmi Pharmaceutical Co. Ltd. (“Hanmi” and together with the Purchaser, the “Hanmi Purchasers”) will acquire all of the issued and outstanding common shares of the Corporation that are not currently owned or controlled by the Hanmi Purchasers or their respective affiliates.

Votes For	% Votes For	Vote Against	% Votes Against	Abstain	Broker Non-Votes
556,154	84.87%	97,552	14.89%	1,614	0

Exhibit No.	Description of Exhibit

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aptose Biosciences Inc.

Date: March 31, 2026	By:	/s/ William G. Rice, Ph.D.
William G. Rice, Ph.D.
Chairman, President, and Chief Executive Officer